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                                                                    EXHIBIT 23.1

    INDEPENDENT AUDITORS' CONSENT AND REPORT ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Stockholders of Power-One, Inc.:

    We consent to the use in this Registration Statement of Power-One, Inc. on Form S-1 of our report dated March 14, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Financial and Operating Data" and "Experts" in such Prospectus.

    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company listed in
Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated and combined financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP


Los Angeles, California
September 25, 1997